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              [Luce, Forward, Hamilton & Scripps LLP Letterhead]

                                                                       EXHIBIT 5


December 4, 2000


One Voice Technologies, Inc.
6333 Greenwich Drive, Ste. 240
San Diego, CA 92122

Re:  Registration Statement on Form S-8 for 500,000 Shares of Common Stock
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Ladies and Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 500,000 shares of common stock, $.001 par value per share (the "Common Stock"), of One Voice Technologies, Inc., a Nevada corporation (the "Company"), to be issued pursuant to the Company's Second Amended and Restated 1999 Stock Option Plan (the "Plan").

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan, when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Luce, Forward, Hamilton & Scripps LLP

Luce, Forward, Hamilton & Scripps llp